Exhibit 99.1

Opiant Pharmaceuticals, Inc. Announces Additional $3.75 Million Payment From NARCAN® Nasal Spray Royalty Monetization

Company Received Additional Payment From SWK Funding LLC Based on Achievement of $25 Million Net Sales of NARCAN® Nasal Spray Milestone

SANTA MONICA, California – August 10, 2017 – Opiant Pharmaceuticals, Inc. (“Opiant”) (OTCQB:OPNT), a specialty pharmaceutical company developing pharmacological treatments for addictions, today announced that the Company has received an additional $3.75 million payment from SWK Funding LLC, an affiliate of SWK Holdings Corporation (“SWK”), as specified in the previously announced royalty monetization agreement with SWK. In December 2016, SWK acquired certain of the NARCAN® Nasal Spray (“NARCAN”) royalties and milestone payments for up to $17.5 million. Opiant received an initial $13.7 million net payment from SWK at the December 2016 closing, and this additional $3.75 million is based on the achievement of at least $25 million of cumulative net sales of NARCAN during two consecutive quarters in the first half of 2017. Pursuant to the royalty monetization agreement, after SWK has received an aggregate of $26.25 million in royalties and milestones, Opiant will receive at least 90% of future NARCAN royalties and milestone payments.

“We are pleased to report this additional payment from SWK,” said Roger Crystal, M.D., Chief Executive Officer of Opiant. “NARCAN has a critical role in addressing the unmet need of the current opioid epidemic. Opiant is committed to developing pharmacological treatments to address a broad range of addictions. This additional payment allows Opiant to progress its pipeline, including advancing OPNT002, Opiant’s nasal naltrexone treatment for Alcohol Use Disorder.”

NARCAN is the only FDA-approved naloxone nasal spray for the emergency treatment of known or suspected opioid overdose. Opiant licensed NARCAN to Adapt Pharma Operations Limited (“Adapt Pharma”) and, pursuant to the terms of such license agreement, could receive total potential milestone payments of more than $55 million and up to double-digit royalties on net sales. Adapt Pharma launched NARCAN in the United States and Canada in 2016.

About Opiant Pharmaceuticals, Inc.

Opiant Pharmaceuticals, Inc. is a specialty pharmaceutical company developing pharmacological treatments for addictions. NIDA, a division of the National Institutes of Health (NIH), describes these disorders as chronic relapsing brain diseases which burden society at both the individual and community levels. With its innovative opioid antagonist nasal delivery technology, Opiant is positioned to become a leader in these treatment markets. Its first product, NARCAN® Nasal Spray, is approved for marketing in the U.S. and Canada by the company’s partner, Adapt Pharma Operations Limited. For more information please visit: www.opiant.com.

About SWK Holdings Corporation

SWK Holdings Corporation (“SWK”) is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by Opiant or any other person that the objectives and plans of Opiant will be achieved in any specified time frame, if at all. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

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CONTACT INFORMATION:

Corporate Contact:

Investor.relations@opiant.com

Investors:

Sam Martin

Argot Partners

sam@argotpartners.com

212-600-1902